                                                                     EXHIBIT(qq)


                                   AGREEMENT

         THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc. ("BellSouth"), a Georgia corporation, and Powertel, Inc. ("Powertel"), a Delaware corporation, together with and on behalf of certain of its direct and indirect, wholly owned and partially owned wireless operating subsidiaries (Powertel and each such subsidiary a "Carrier" hereunder) and shall be deemed effective as of April 1, 1997 (the "Effective Date"). Powertel hereby represents that it has the authority to bind each Carrier. This Agreement constitutes an agreement between (i) BellSouth, on the one hand and (ii) each Carrier, on the other hand. BellSouth and each Carrier are referred to herein as a "party" and collectively as "parties."

                                   WITNESSETH

         WHEREAS, The Telecommunications Act of 1996, Public Law 104-104 (the "Act"), was signed into law on February 8, 1996;

         WHEREAS, the Act, among other things, places certain duties and obligations upon, and grants certain rights to, telecommunications carriers;

         WHEREAS, BellSouth is a Telecommunications Carrier, and an Incumbent Local Exchange Carrier ("ILEC"), authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee;

         WHEREAS, Carrier is a Commercial Mobile Radio Service ("CMRS") provider licensed by the Federal Communications Commission ("FCC") to provide commercial mobile radio services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, South Carolina and Tennessee;

         WHEREAS, Carrier is licensed to do business in such states and operates a CMRS network that is interconnected, or will be interconnected with, the BellSouth network ;

         WHEREAS, under the FCC Order dated August 8, 1996 and published in the Federal Register on August 29, 1996 pertaining to interconnection, unbundling, and resale (the "Order"), the FCC ordered that ILECs negotiate with CMRS providers for such services pursuant to Sections 251 and 252 of the Act; however, certain of the FCC rules, appended to, and made part of, the Order have been stayed by the United States Court of Appeals for the Eighth Circuit pending further judicial review;
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         WHEREAS, BellSouth is entering into this Agreement in order, among other things, to fulfill its obligation to establish mutual compensation arrangements for the transport and termination of telecommunications;

         NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

I. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the indicated meanings unless the provision in which any such term appears states otherwise. Terms that appear herein (whether or not capitalized) that are not defined herein shall have the meaning set forth in the Act, or in the Order, or shall have the meanings ascribed to them in their customary usage in the telecommunications industry as of the Effective Date.

         A. "COMMISSION" means the appropriate regulatory agency in each of the states in which Carrier is licensed to do business in BellSouth's region.

         B. "INTERMEDIARY FUNCTION" means the delivery, pursuant to an appropriate agreement or Commission directive, of telecommunications traffic to or from a Local Exchange Carrier ("LEC") other than BellSouth, an ALEC, or another telecommunications carrier, such as a CMRS provider other than Carrier, through the network of BellSouth or Carrier from or to an end user of BellSouth or Carrier.

         C. "LOCAL TRAFFIC" means for purposes of reciprocal compensation and the obligation of the parties to provide Local Interconnection (1) any telephone call that originates on the network of Carrier within a Major Trading Area ("MTA") and terminates on the network of BellSouth in the same MTA and within the Local Access and Transport Area ("LATA") in which the call is handed off from Carrier to BellSouth and (2) any telephone call that originates on the network of BellSouth that is handed off to Carrier in the same LATA in which the call originates and terminates on the network of Carrier in the MTA in which the call is handed off from BellSouth to the Carrier. The exchange of traffic on BellSouth's interLATA EAS routes shall be treated as Local Traffic. EAS routes are those exchanges within an exchange's Basic Local Calling Area, as defined in Section A3 of BellSouth's General Subscriber Services Tariff.

         D. "LOCAL INTERCONNECTION" means the delivery of Local Traffic to be terminated on each party's local network so that end users of a party have the ability to reach end users of another party without the use of any access code or substantial delay in the processing of the call.

         E. "PERCENT OF INTERSTATE USAGE" OR "PIU" means a factor to be applied to terminating access services minutes of use (for termination of Toll Traffic) to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "nonintermediary" minutes of use, less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The



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denominator includes all "nonintermediary" access minutes of use of Toll
Traffic less all minutes attributable to terminating party pays services.

         F. "PERCENT LOCAL USAGE" OR "PLU" means a factor to be applied to terminating minutes of use. The numerator shall include all Local Traffic minutes of use. The denominator is the total minutes of use including Local Traffic and Toll Traffic.

         G. "TOLL TRAFFIC" means all traffic that is not Local Traffic or access services, as described in Section VI.F of this Agreement.

         H. "MOBILE SWITCHING CENTER" OR "MSC" means a mobile switching center of Carrier.

II.      PURPOSE; FURTHER NEGOTIATIONS; APPLICATION OF TARIFFS

         A. The parties enter this Agreement to memorialize their agreement with respect to certain matters concerning Local Interconnection as a result of their negotiations pursuant to Sections 251 and 252 of the Act. With respect to any facility, feature, function, service, or other arrangement concerning Local Interconnection or any other matter subject to negotiation pursuant to Sections 251 and 252 of the Act between the parties that has not been agreed upon by the parties and memorialized herein, (a) the parties shall conduct further negotiations pursuant to Sections 251 and 252 of the Act upon a written request therefor by Carrier, and (b) Carrier reserves any rights it might have under Section 332 of the Communications Act of 1934, 47 U.S.C.
Section 332, as amended.

         B. Any facility, feature, function, or service in use or available for use between BellSouth and any party as of the Effective Date that is not expressly governed by this Agreement shall continue to be governed by such applicable tariff, agreement, or other arrangement, if any, in effect as of the Effective Date, as may be modified from time to time pursuant to applicable rules of the Commission. In the event of a conflict between any provision of this Agreement and any provision of an applicable tariff, the Agreement shall always control.

         C. It is the parties' intent that this Agreement be consistent with all applicable federal, state, and local statutes, rules, and regulations in effect as of the Effective Date, including, but not limited to, the Act and the Order.

III.     TERM OF THE AGREEMENT

         A. This Agreement shall be in full force and effect for a period of two years from the Effective Date. The Agreement shall be automatically renewed for an additional term of six months following such initial two-year term and for successive six-month terms thereafter following each preceding six-month renewal term unless a party





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provides to the other a written notice of termination at least sixty days prior to the last day of the initial two-year term or any subsequent six-month renewal term, as the case may be.

         B. In the event BellSouth or Carrier receives from the other a notice of termination pursuant to paragraph A of this Section, Powertel may within 30 days thereof send to BellSouth a written request to renegotiate this Agreement pursuant to Sections 251 and 252 of the Act, in which case this Agreement shall not be terminated, but shall continue in full force and effect, unless and until a substitute agreement between the parties with respect to the matters governed herein takes effect.

         C. Notwithstanding the foregoing, the parties may terminate this Agreement at any time upon their written mutual consent.

IV.      LOCAL INTERCONNECTION

         The delivery of Local Traffic between the parties shall be reciprocal and compensation will be mutual. Each party will pay the other for transporting and terminating its respective Local Traffic on the other's network at the Local Interconnection rates set forth in Attachment B-1, by this reference incorporated herein. The amount that each party shall pay to the other for the delivery of Local Traffic shall be calculated by multiplying the applicable rate in Attachment B-1 for each type of call by the total minutes of use each month for each such type of call. The minutes of use or portion thereof for each call, as the case may be, will be accumulated for the monthly billing period and the total of such minutes of use for the entire month rounded to the nearest minute. The usage charges will be billed based on the rounded total monthly minutes. The charges for Local Interconnection shall be billed monthly and payable monthly. For undisputed bill amounts, late payment fees, not to exceed 1% per month after the due date, may be assessed if interconnection charges are not paid within 30 days of the due date of the monthly bill.

V.       MODIFICATION OF RATES

         A. (1) The "Interim LATA-wide Additive" reflected in Attachment B-1 shall be adjusted, retroactively to the Effective Date, based on the Final LATA-wide Additive either determined by (a) further agreement as described in subsection (B) hereof or (b) a final order (including the exhaustion of all appeals, if any) of the Commission or the FCC, as the case may be, provided that such a final order meets the criteria contained in subsection (C) hereof. The "LATA-wide Additive" is intended to compensate BellSouth for any additional transport and other costs associated with transporting and terminating Local Traffic throughout a LATA instead of only within local calling areas, including EAS routes, as defined by the Commission as of the Effective Date. As of the Effective Date, the parties disagree as to the proper amount for the LATA-Wide





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Additive.  The Interim LATA-wide Additive of $.0025 per minute that is included in the Type 1, 2A, and 2A-CCS7 rates set forth in Attachment B-1 was arrived at through negotiation and compromise and is without prejudice to either party's position as to what additional or lesser charges, if any, should apply. As such, the fact that the parties have agreed to this amount as the Interim LATA-wide Additive shall have no probative value in any Commission or FCC proceedings, as the case may be, to determine the Final LATA-wide Additive described in this section.

                 (2)      This adjustment, or "true-up," will consist of:

                 i. Calculating the difference between the Final LATA-wide Additive and the Interim LATA-wide Additive, as reflected in Attachment B-1 of this Agreement. The difference is referred to as the "LATA-wide Additive Adjustment";

                 ii. Multiplying the "LATA-wide Additive Adjustment" by all minutes of use for which the Interim LATA-wide was applied and billed by the parties since the Effective Date, the product of which shall be the "True-up Adjustment";

                 iii. The parties will reciprocally compensate each other in an amount equal to the "True-up Adjustment".

         B. The parties may continue to negotiate after the Effective Date in an effort to obtain a Final LATA-wide Additive. Powertel may send BellSouth a written request for negotiation of a Final LATA-wide Additive pursuant to Sections 251 and 252 of the Act, no sooner than seventy-five (75) days after the Effective Date. Following such request, the parties shall negotiate, and if necessary arbitrate, the Final LATA-wide Additive pursuant to, and in accordance with, the Act.

         C. Any final order that forms the basis of a "true-up" under this Agreement shall meet the following criteria:

                 1. It shall be a proceeding to which BellSouth and Carrier are entitled to be full parties and have had an opportunity to participate in;

                 2. It shall apply the provisions of the Act, including but not limited to Section 252(d) and all effective implementing rules and regulations, provided that the Act and such regulations are in effect at the time of the final order; and

                 3. It shall include as an issue any additional transport and other costs associated with transporting and terminating Local Traffic throughout a LATA instead of only within local calling areas, including EAS routes, as defined by the Commission as of the Effective Date.





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

VI.      METHODS OF INTERCONNECTION

         A.      (1)      The parties agree that there are three appropriate
methods of interconnecting facilities: (a) virtual collocation where physical collocation is not practical for technical reasons or because of space limitations; (b) physical collocation; and (c) interconnection at any technically feasible point via purchase of facilities from either party by the other party. The rates and charges for collocation shall be as set forth in Attachment C-13, incorporated herein by this reference, or as otherwise agreed upon by the parties. Facilities for interconnection that are not purchased pursuant to an agreement between the parties may be purchased by Carrier at the rates, terms and conditions set forth in BellSouth's intrastate Switched Access (Section E6) or Special Access (Section E7) services tariff. The interconnection of facilities shall be pursuant to the forms of interconnection (for example, Type 1, Type 2A and Type 2B) described in BellSouth's General Subscriber Services Tariff, Section A35; provided, however, that such interconnection arrangements shall be provided at the rates, terms and conditions set forth in this Agreement.

                 (2) Local Interconnection shall be provided at a level of quality at least equal to that which each party provides to itself, an Affiliate, or any other telecommunications carrier, except that, upon request, a different level of quality may be provided to the extent technically feasible and subject to the negotiation of acceptable provisions and compensation arrangements. All interconnection facilities shall meet the applicable telecommunications industry standards of engineering, design, and operation, as the case may be, for LEC-CMRS interconnection in effect from time to time.

         B. The parties agree to accept and provide any of the preceding methods of interconnection. Reciprocal connectivity shall be established to at least one BellSouth access tandem within every LATA that Carrier desires to serve, or Carrier may elect to interconnect directly at the end office for delivery of traffic to end users served by that end office. Such interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS-1 pursuant to Bellcore Standard No. TR-NWT-00499. Signal transfer point, Signaling System 7 ("SS7") connectivity is required at each interconnection point after Carrier implements SS7 capability within its own network. BellSouth will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the BellSouth Guidelines to Technical Publication, TR-TSV-000905. The parties' facilities shall (i) provide the necessary on-hook, off-hook answer and disconnect supervision, (ii) hand off calling party number ID when technically feasible, and (iii) honor privacy codes when sent and permitted line blocking requests.

         C. Nothing herein shall prevent Carrier from utilizing collocation facilities, purchased from the appropriate tariffs, for Local Interconnection.





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         D.      The parties agree to establish trunk groups from the
interconnecting facilities of subsection (A) of this section such that each party provides a reciprocal of each trunk group established by the other party. Notwithstanding the foregoing, each party may construct its network, including the interconnecting facilities, to achieve optimum cost effectiveness and network efficiency. Unless otherwise agreed, BellSouth will provide or bear the cost of all trunk groups for the delivery of traffic from BellSouth to Carrier's MSCs within BellSouth's service territory, and Carrier will provide or bear the cost of all trunk groups for the delivery of traffic from Carrier to each BellSouth access tandem and end office at which the parties interconnect. In the event one party interconnects to the other via the purchase of facilities from the other party, the parties shall negotiate a rate for such interconnection facilities if an intrastate tariff, as amended from time to time, does not otherwise apply. In the event the parties agree to use any two-way interconnection facilities in lieu of separate one-way facilities, the appropriate charges for such facilities shall be divided on a pro rata basis reflecting the percentage of traffic that terminates on the network of each party.

         E. The parties agree to use an auditable PLU factor as a method for determining the amount of traffic that is Local Traffic.

         F. When the parties provide an access service connection between an interexchange carrier ("IXC") and each other, each party will provide its own access services to the IXC. Each party will bill its own access services rates to the IXC.

         G.      INTENTIONALLY DELETED

         H. The ordering and provision of all facilities or services purchased from BellSouth by Carrier shall be as set forth in the BellSouth Telecommunications Wireless Customer Guide, as amended from time to time. The ordering and provisioning of facilities or services by a party, including, but not limited to, installation, testing, maintenance, repair, and disaster recovery, shall be provided at a level of quality and care at least equal to that which it provides to itself, an affiliate, or any other telecommunications carrier unless Carrier and BellSouth specifically negotiate a different level of quality or care.

         I. BellSouth shall endeavor to provide by December 31, 1997 to Carrier an Electronic Interface (EI) for transferring and receiving orders, confirmations, completion notices, and other provisioning data, materials and documents. This EI shall be administered through a gateway that will serve as a single point of contact for the transmission of such data from Carrier to BellSouth, and from BellSouth to Carrier. The requirements and implementation of such a data transfer system are subject to future agreement by Carrier and BellSouth.

         J. Upon request, the parties shall conduct further negotiations pursuant to Sections 251 and 252 of the Act regarding the provision of services described in this Section and nothing in this Agreement shall prohibit, or shall be construed to prohibit, such negotiations or any arbitration arising therefrom, if necessary, provided that





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neither Powertel nor Carrier collectively may make more than one such request for negotiations with respect to the services described in this section in any calendar year during which the Agreement is in effect.

           K. The parties acknowledge that the issues of performance criteria and remedies for noncompliance related to Local Interconnection remain unresolved as of the Effective Date. Upon Carrier's written request, the parties will continue to negotiate these issues in good faith after the Effective Date, taking into account any relevant Commission decisions, arbitrations, and other determinations. In the event the parties are unable to reach agreement on these unresolved issues by the seventy-fifth (75) day following the Effective Date, then, in addition to all other available remedies, either party may seek arbitration or other resolution thereof from the Commission to the extent permitted under sections 251 and 252 of the Act.

VII.     INTRALATA AND INTERLATA TOLL TRAFFIC INTERCONNECTION

         A. For originating and terminating intrastate or interstate Toll Traffic, each party shall pay the other at BellSouth's intrastate or interstate, as appropriate, switched network access service rate elements on a per minute of use basis. Said rate elements shall be as set out in BellSouth's Intrastate Access Services Tariff or BellSouth's Interstate Access Services Tariff as those Tariffs may be amended from time to time during the term of this Agreement. The appropriate charges will be determined by the routing of the call. The terminating switched access rates may change during the term of this Agreement and the appropriate rate shall be the rate in effect when the Toll Traffic is terminated.

         B.      INTENTIONALLY DELETED

         C. Each party shall compensate the other, pursuant to the appropriate originating switched access charges, including the database query charge, for the origination of 800 traffic terminated to the other party.

         D.      INTENTIONALLY DELETED

         E.      INTENTIONALLY DELETED

         F.      INTENTIONALLY DELETED

         G       This Agreement is intended to govern the interconnection of traffic to and from the parties' networks only. Toll Traffic originated by a party to this Agreement and delivered to the other party for termination to the network of a nonparty telecommunications carrier ("Nonparty Carrier") may be delivered only with the consent of such Nonparty Carrier or pursuant to Commission directive. If a Nonparty Carrier objects to the delivery of such Toll Traffic, then either party to this Agreement may request direction from the Commission. If a Nonparty Carrier consents, then the party





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performing the intermediary function will bill the other party and the other party shall pay a $.002 per minute intermediary charge in addition to any charges that the party performing the intermediary function may be obligated to pay to the Nonparty Carrier (collectively called "Toll Intermediary Charges"). The parties agree that the charges that the party performing the intermediary function may be obligated to pay to the Nonparty Carrier may change during the term of this Agreement and that the appropriate rate shall be the rate in effect when the traffic is terminated.

VIII.    PROVISION OF UNBUNDLED ELEMENTS

         At any time after the Effective Date, pursuant to Sections 251 and 252 of the Act, upon request by Carrier, the parties shall negotiate for BellSouth's provision of unbundled network elements, as provided in Section II of this Agreement.

IX.      ACCESS TO POLES, DUCTS, CONDUITS, AND RIGHTS OF WAY

         At any time after the Effective Date, pursuant to Sections 251 and 252 of the Act, upon request by Carrier, the parties shall negotiate for BellSouth's provision of access to poles, ducts, conduits, and rights of way, as provided in Section II of this Agreement.

X.       ACCESS TO 911/E911 EMERGENCY NETWORK

         A. BellSouth and Carrier recognize that 911 and E911 services were designed and implemented primarily as methods of providing emergency services to fixed location subscribers. While BellSouth and Carrier recognize the need to provide "911-like" service to mobile subscribers, both parties recognize that current technological restrictions prevent an exact duplication of the services provided to fixed location customers. BellSouth agrees to route "911-like" calls received from Carrier to the emergency agency designated by Carrier for such calls. Carrier agrees that it shall bear the cost of facilities it uses to deliver such "911-like" calls to BellSouth's network and to provide to BellSouth the information required by applicable statutes or regulations governing routing of 911 calls from CMRS subscribers so that each call may be properly routed.

         B. BellSouth and Carrier recognize that the technology and regulatory requirements for the provision of "911-like" service by CMRS carriers are evolving and agree to modify or supplement the foregoing in order to incorporate technically feasible improvements that Carrier desires to implement or to permit Carrier to comply with applicable regulatory requirements, provided that Carrier shall reimburse BellSouth for the incremental costs of any such technological modification or supplement beyond the cost of an equivalent, or the most similar, technology at the time accepted in the telecommunications industry.

         C. Upon request, the parties shall conduct further negotiations pursuant to





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Sections 251 and 252 of the Act regarding the provision of services described in this Section and nothing in this Agreement shall prohibit, or shall be construed to prohibit, such negotiations or any arbitration arising therefrom, if necessary, provided that neither Powertel nor Carrier collectively may make more than one such request for negotiations with respect to the services described in this section in any calendar year during which the Agreement is in effect.

XI.     INTENTIONALLY DELETED

XII.    INTENTIONALLY DELETED

XIII.   ACCESS TO TELEPHONE NUMBERS

         A. BellSouth, during any period in which it serves as a North American Numbering Plan administrator for its territory, shall ensure that Carrier has nondiscriminatory access to telephone numbers for assignment to its telephone exchange service customers. BellSouth shall provide numbering resources pursuant to the Bellcore Guidelines Regarding Number Assignment and shall provide such resources on terms no less favorable than those which BellSouth provides to itself, its subsidiaries or Affiliates, or any other telecommunication carriers. Carrier agrees that it will complete the NXX code application in accordance with Industry Carriers Compatibility Forum, Central Office Code Assignment Guidelines, ICCF 93-0729-010. Except for Type 1 DID numbers, this service will be at no charge.

         B. If during the term of this Agreement BellSouth ceases to be the North American Numbering Plan administrator, the parties agree to comply with the guidelines, plan, or rules adopted pursuant to 47 U.S.C. Section 251(e).

XIV.     ACCESS TO SIGNALING AND SIGNALING DATABASES

         A. BellSouth will offer to Carrier use of its signaling network and signaling databases on an unbundled basis at BellSouth's published tariffed rates or at unbundled rates that may be available through non-tariffed arrangements except as provided in subsection C below. Signaling functionality will be available with both A-link and B-link connectivity.

         B. BellSouth agrees to input the NXXs assigned to Carrier into the Local Exchange Routing Guide ("LERG").

         C. Where interconnection is via B-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge - BellSouth shall not bill an STP port charge nor shall BellSouth pay a port charge; 2) SS7 Network Usage - BellSouth shall bill its tariffed surrogate usage charge and shall pay usage billed by the Carrier at rates not to exceed those charged by BellSouth; 3) SS7 Link - BellSouth will bill its tariffed charges for only two links of each quad ordered. Application of these





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charges in this manner is designed to reflect the reciprocal use of the parties' signaling networks. Where interconnection is via A-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge - BellSouth shall bill its tariffed STP port charge but shall not pay a termination charge at the Carrier's end office; 2) SS7 Network Usage - BellSouth shall bill its tariffed surrogate usage charge but shall not pay for any usage; 3) SS7 Link - BellSouth shall bill its tariffed charges for each link in the A-link pair but shall not pay the Carrier for any portion of those links.

          D. Upon request, the parties shall conduct further negotiations pursuant to Sections 251 and 252 of the Act regarding the provision of services described in this Section, and nothing in this Agreement shall prohibit, or shall be construed to prohibit, such negotiations or any arbitration arising therefrom, if necessary, provided that neither Powertel nor Carrier collectively may make more than one such request for negotiations with respect to the services described in this section in any calendar year during which the Agreement is in effect.

XV.      NETWORK DESIGN AND MANAGEMENT

         A. The parties agree to work cooperatively to install and maintain reliable interconnected telecommunications networks, including but not limited to, maintenance contact numbers and escalation procedures. BellSouth agrees to provide reasonable public notice of changes in the information necessary for the transmission and routing of services using its local exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

         B. The interconnection of all networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria, as defined in this Agreement.

         C. The parties will work cooperatively to apply sound network management principles by invoking appropriate network management controls, if technically feasible, e.g.. call gapping, to alleviate or prevent network congestion.

         D. Neither party will charge rearrangement, reconfiguration, disconnection, termination or other such non-recurring fees that may be associated with the initial reconfiguration of either party's existing network interconnection arrangements. Notwithstanding the foregoing, the parties may charge non-recurring fees for any additions to, or added capacity to, any existing facility or trunk.

         E. The parties agree to provide Common Channel Signaling (CCS) information to one another, where available, in conjunction with all traffic in order to enable full interoperability of CLASS features and functions except for features or functions that have not been deployed in the parties' respective networks, where available. All CCS signaling parameters will be provided, including automatic number identification (ANI), originating line information (OLI), calling party category, charge





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number, etc.  All privacy indicators will be honored, and the parties agree to cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate full interoperability of CCS-based features between the respective networks.

         F. For network expansion, the parties agree to review engineering requirements on a quarterly basis and establish forecasts for trunk utilization as required by Section VI of this Agreement. New trunk groups will be implemented as stated by engineering requirements for both parties.

         G. The parties agree to provide each other with the proper call information, i.e. originated call party number and destination call party number, CIC, and OZZ, including all proper translations for routing between networks and any information necessary for billing where either party provides recording capabilities. The exchange of information is required to enable each party to bill properly.

         H. Upon request, the parties shall conduct further negotiations pursuant to Sections 251 and 252 of the Act regarding the provision of services described in this Section, and nothing in this Agreement shall prohibit, or shall be construed to prohibit, such negotiations or any arbitration arising therefrom, if necessary, provided that neither Powertel nor Carrier collectively may make more than one such request for negotiations with respect to the services described in this section in any calendar year during which the Agreement is in effect.

XVI.     IMPLEMENTATION OF AGREEMENT

          The parties agree to provide the appropriate staff support to ensure effective implementation, administration of this Agreement and conversion of pricing for existing services to the appropriate rates contained in this Agreement.


XVII.    AUDITING PROCEDURES

         A. Within thirty (30) days of a party's receipt of a written request to audit, such party must provide a mutually acceptable independent auditor (the "Auditor") with access to such party's books and records so that the Auditor can perform an audit of the billing of traffic between the parties. The parties agree to retain records of call detail for a minimum of nine months from which the PLU can be ascertained. The audit shall be performed by the Auditor during normal business hours at an office designated by the party being audited. Audit requests shall not be submitted more frequently than once per calendar year. The PLU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, the usage for the quarter prior to the completion of the audit, and to the usage following the completion of the audit until again revised pursuant to a subsequent audit. The party requesting the audit shall pay the cost of the audit, including the Auditor's fees, except that if, as a result of the audit, the party being audited is found to have overstated the PLU by twenty percentage points or more, that party shall reimburse the party requesting the audit for the cost of the audit, including the Auditor's fees.

         B. For combined interstate and intrastate Carrier Toll Traffic terminated by BellSouth over the same facilities, Carrier shall provide a PIU factor to BellSouth. Carrier does not intend to provide interexchange carrier services to BellSouth end-users. Nevertheless, should Carrier in the future provide toll services through the use of network switched access services, then all jurisdictional report requirements, rules and regulations specified in E2.3.14 of BellSouth's Intrastate Access Services Tariff will apply to Carrier's services and operations to the same degree and in the same manner as such requirements, rules, and regulations apply to BellSouth. After the Local Traffic percentage has been determined by use of the PLU factor for application and billing of local interconnection, the PIU factor will be used for application and billing of interstate and intrastate access charges, as appropriate.

XVIII.       LIABILITY AND INDEMNIFICATION

         A.      Liability Cap.

         (1) With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by Carrier, any Carrier customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Article XVIII, BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement, for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by Carrier, and Carrier customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by Carrier resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

         (2) With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by Carrier pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Article XVIII, Carrier's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of Carrier and claims for damages by BellSouth resulting from the failure of Carrier to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

         B. Neither party shall be liable for any act or omission of any other telecommunications company to the extent such other telecommunications company provides a portion of a service.

         C. Neither party shall be liable for damages to the other party's terminal location, point of interconnection, or the other party's customers' premises resulting from the furnishing of a service, including but not limited to the installation and removal of equipment and associated wiring, except to the extent the damage is caused by such Party's gross negligence or willful misconduct.

         D. Each party shall, to the greatest extent permitted by the law governing this Agreement ("Applicable Law"), include in its tariff (if it files one) or, where it does not file a tariff, in an appropriate contract with its customers that relates to the subject matter of this Agreement, a limitation of liability (i) that covers the other party to the same extent the first party covers itself and (ii) that limits the amount of damages a customer may recover to the amount charged the applicable customer for the service that gave rise to such loss.

         E. No Consequential Damages - EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION XVIII, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY AGREES TO HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTY'S AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ALL SUCH DAMAGES. PROVIDED, HOWEVER, NOTHING CONTAINED IN THIS SECTION XVIII SHALL LIMIT A PARTY'S LIABILITY TO THE OTHER FOR (I) WILLFUL OR INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE, OR FAILURE TO HONOR ONE OR MORE OF THE MATERIAL PROVISIONS OF THIS AGREEMENT IN ONE OR MORE MATERIAL RESPECTS; (II) BODILY INJURY, DEATH OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY A PARTY'S NEGLIGENT ACT OR OMISSION OR THAT OF ITS AGENTS, SUBCONTRACTORS OR EMPLOYEES, NOR SHALL ANYTHING CONTAINED IN THIS SECTION XVIII LIMIT THE PARTIES' INDEMNIFICATION OBLIGATIONS AS SPECIFIED HEREIN.

         F. Obligation to Indemnify - Each party shall, and hereby agrees to, defend at the other party's request, indemnify and hold harmless the other party and each of its officers, directors, employees and agents (each, an "Indemnitee") against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a "Claim") (i) arising from any breach of any representation, warranty or covenant made by such indemnifying party (the "Indemnifying Party") in this Agreement, (ii) based upon injuries or damage to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party's actions, breach of Applicable Law, or status of its employees, agents and subcontractors, or
(iii) for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed (referred to as "Intellectual Property Rights") to the extent that such Claim for infringement arises from lndemnitee's use of the services provided to it under this Agreement.

         G. Each party's failure to perform under this Agreement shall be excused by labor strikes, civil commotion, criminal actions taken against them, acts of God, and other circumstances beyond their reasonable control.

         H. The obligations of the parties contained within this section shall survive/e the expiration of this Agreement..

XIX.     MORE FAVORABLE PROVISIONS

         A.      The parties agree that if ---

                 1. the FCC or the Commission finds that the terms of this Agreement are inconsistent in one or more material respects with any of its or their respective decisions, rules, or regulations, or

                 2. the FCC or the Commission preempts the effect of this Agreement, then, in either case, upon such occurrence becoming final and no longer subject to administrative or judicial review, the parties shall immediately commence good faith negotiations to conform this Agreement to the requirements of any such decision, rule, regulation, or preemption. The revised agreement shall have the same effective date as the initial FCC or Commission action giving rise to such negotiations. The rates, terms, and conditions of any new agreement shall not be applied retroactively to any period prior to such effective date except to the extent that such retroactive effect is expressly required by such FCC or Commission decision, rule, regulation, or preemption.

         B. In the event that BellSouth, either before or after the Effective Date, enters into an agreement with any other telecommunications carrier (an "Other

Interconnection Agreement") which provides for the provision within a state of any of the arrangements covered by this Agreement upon rates, terms or conditions that differ from the rates, terms and conditions for such arrangements set forth in this Agreement ("Other Terms"), then BellSouth shall be deemed thereby to have offered such arrangements to Carrier upon such Other Terms in that state only, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty (60) days after the Commission, or the FCC, as the case may be, approves such Other Interconnection Agreement pursuant to Section 252 of the Act, or within thirty
(30) days after Carrier acquires actual knowledge of an Other Interconnection Agreement not requiring the approval of the Commission pursuant to Section 252 of the Act, as the case may be, such Other Terms shall be effective between BellSouth and Carrier as of the effective date of such Other Interconnection Agreement or the Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the Commission, or the FCC, as the case may be, approves such Other Interconnection Agreement pursuant to Section 252 of the Act, or more than thirty (30) days after acquiring actual knowledge of an Other Interconnection Agreement not requiring the approval of the Commission pursuant to Section 252 of the Act, as the case may be, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer.

         C. In the event that after the Effective Date the FCC or the Commission having jurisdiction enters an order (an "Interconnection Order") requiring BellSouth to provide within a particular state any of the arrangements covered by this Agreement upon Other Terms, then upon such Interconnection Order becoming final and not subject to further administrative or judicial review, BellSouth shall be deemed to have offered such arrangements to Carrier upon such Other Terms, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty
(60) days after the date on which such Interconnection Order becomes final and not subject to further administrative or judicial review, such Other Terms shall be effective between BellSouth and Carrier as of the effective date of such Interconnection Order or the Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the date on which such Interconnection Order becomes final and not subject to further administrative or judicial review, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer.

         D. In the event that after the Effective Date BellSouth files and subsequently receives approval for one or more intrastate or interstate tariffs (each, an "Interconnection Tariff") offering to provide within a particular state any of the arrangements covered by this Agreement upon Other Terms, then upon such Interconnection Tariff becoming effective, BellSouth shall be deemed thereby to have offered such arrangements to Carrier upon such Other Terms in that state only, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty (60) days after the date on which such Interconnection Tariff becomes effective, such Other Terms shall be effective between BellSouth and

Carrier as of the effective date of such Interconnection Tariff or the Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the date on which such Interconnection Tariff becomes effective, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer.

         E. In the event that BellSouth is deemed to have offered Carrier the arrangements covered by this Agreement upon Other Terms, Carrier in its sole discretion may accept such offer either --

                 1.       by accepting such Other Terms in their entirety; or

                 2. by accepting the Other Terms that directly relate to any one or more of the following arrangements as described by lettered category:

                          a.  local interconnection (including transport and
termination),

                          b.  interLATA and IntraLATA toll traffic
interconnection,

                          c.  unbundled access to network elements, which
include: local loops, network interface devices, switching capability, interoffice transmission facilities, signaling networks and call-related databases, operations support systems functions, operator services and directory assistance, and any elements that result from subsequent bona fide requests,

                          d.  access to poles, ducts, conduits and
rights-of-way,

                          e.  access to 911/E911 emergency network,

                          f.  collocation, or

                          g.  access to telephone numbers.

The terms of this Agreement, other than those affected by the Other Terms accepted by Carrier, shall remain in full force and effect.

         F.      Corrective Payment.       In the event that --

                 1. BellSouth and Carrier revise this Agreement pursuant to Part A of this Section, or

                 2. Carrier accepts a deemed offer of Other Terms pursuant to Part E of this Section,

then BellSouth or Carrier, as applicable, shall make a corrective payment to the other party to correct for the difference between (a) the rates set forth herein and (b) the rates in such revised agreement or Other Terms for the period from (x) the effective date of such revised agreement or Other Terms until (y) the later of the date that the parties execute such revised agreement or the parties implement such Other Terms, plus simple interest at a rate equal to the thirty (30) day commercial paper rate in effect from time to time for high-grade, unsecured notes sold through dealers by major corporations in multiples of $1,000.00 as regularly published in The Wall Street Journal.

XX.      TAXES

         A. For the purposes of this section, the terms "taxes" and "fees" shall include but not be limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefor, excluding any taxes levied on income.

         B. Taxes and fees imposed on the providing party, which are neither permitted nor required to be passed on by the providing party to its customer, shall be borne and paid by the providing party. Taxes and fees imposed on the purchasing party, which are not required to be collected and/or remitted by the providing party, shall be borne and paid by the purchasing party.

         C. Taxes and fees imposed on the purchasing party shall be borne by the purchasing party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing party. To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the parties. Notwithstanding the foregoing, the purchasing party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing party at the time that the respective service is billed.

         D. If the purchasing party determines that in its opinion any such taxes or fees are not lawfully due, the providing party shall not bill such taxes or fees to the purchasing party if the purchasing party provides written certification, reasonably satisfactory to the providing party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing party has determined and certified not to be lawfully due, or any such tax or fee that was not billed by the providing party, the purchasing party may contest the same in good faith, at its own expense. In the event that such contest must be pursued in the name of the providing party, the providing party shall permit the purchasing party to pursue the contest in the name of providing party and providing party shall have the opportunity to participate fully in the preparation of such contest. In any such contest, each party shall promptly furnish the others with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing party and the taxing authority.

         E. If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing party shall pay such additional amount, including any interest and penalties thereon. Notwithstanding any provision to the contrary, the purchasing party shall protect, indemnify and hold harmless (and defend at the purchasing party's expense) the providing party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are reasonably and necessarily incurred by the providing party in connection with any claim for or contest of any such tax or fee. Each party shall notify the other party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         F. Taxes and fees imposed on the providing party, which are permitted or required to be passed on by the providing party to its customer, shall be borne by the purchasing party. To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the parties. Notwithstanding the foregoing, the purchasing party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing party at the time that the respective service is billed.

         G. If the purchasing party disagrees with the providing party's determination as to the application or basis for any such tax or fee, the parties shall consult with respect to the imposition and billing of such tax or fee and with respect to whether to contest the imposition of such tax or fee. Notwithstanding the foregoing, the providing party shall retain responsibility for determining whether and to what extent any such taxes or fees are applicable. The providing party shall further retain responsibility for determining whether and how to contest the imposition of such taxes or fees, provided, however, the parties agree to consult in good faith as to such contest and that any such contest undertaken at the request of the purchasing party shall be at the purchasing party's expense. In the event that such contest must be pursued in the name of the providing party, the providing party shall permit the purchasing party to pursue the contest in the name of the providing party and the providing party shall have the opportunity to participate fully in the preparation of such contest.

         H. If after consultation in accordance with the preceding Section, the purchasing party does not agree with the providing party's final determination as to the application or basis of a particular tax or fee, and if the providing party, after receipt of a written request by the purchasing party to contest the imposition of such tax or fee with the imposing authority, fails or refuses to pursue such contest or to allow such contest by the purchasing party, the purchasing party may utilize the dispute resolution process outlined in Section XXII of this Agreement. Utilization of the dispute resolution process shall not relieve the purchasing party from liability for any tax or fee billed by the providing party pursuant to this subsection during the pendency of such dispute resolution proceeding. In the event that the purchasing party prevails in such dispute resolution proceeding, it shall be entitled to a refund in accordance with the final decision therein. Notwithstanding the foregoing, if at any time prior to a final decision in such dispute resolution proceeding the providing party initiates a contest with the imposing authority with respect to any of the issues involved in such dispute resolution proceeding, the dispute resolution proceeding shall be dismissed as to such common issues and the final decision rendered in the contest with the imposing authority shall control as to such issues.

         I. In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing party during the pendency of such contest, the purchasing party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery. If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing party shall pay such additional amount, including any interest and penalties thereon.

         J. Notwithstanding any provision to the contrary, the purchasing party shall protect, indemnify and hold harmless (and defend at the purchasing party's expense) the providing party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing party in connection with any claim for or contest of any such tax or fee. Each party shall notify the other party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         K. In any contest of a tax or fee by one party, the other party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest. Notwithstanding any other provision in this Agreement, each party agrees to indemnify and hold harmless the other party from and against any losses, damages, claims, demands, suits, liabilities, and expenses including reasonable attorney's fees, that arise out of its failure to perform its obligations under this Section.

XXI.    TREATMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION

         A. The parties agree that it may be necessary to provide each other with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as "Information"). The parties agree that if Information is provided in written, graphic or other usable form and clearly marked with a confidential, private or proprietary legend, then that Information will be returned to the owner within a reasonable time. Both parties agree that such marked Information shall not be copied or reproduced in any form except to the extent required to perform this Agreement. The parties shall protect any Information received from distribution, disclosure or dissemination to anyone except employees of the parties with an identifiable need to know such Information who agree in writing to be bound by the terms of this Section; however, in no event shall any of Carrier's Information be disclosed to any person employed by an affiliate of BellSouth engaged in the provision of CMRS. In the event any person having had access to Carrier's Information is subsequently employed by an affiliate of BellSouth engaged in the provision of CMRS, such person shall be required to agree in writing not to reveal or use such Information. The parties will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

         B. Notwithstanding the foregoing, all Information in any party's possession that would constitute Customer Proprietary Network Information of the party or the parties' customers pursuant to any federal or state law or the rules and regulations of the FCC or any state commission, and any Information developed or received by a party regarding the other party's facilities, services, volumes, or usage shall automatically be deemed confidential Information for all purposes, even if not marked as such, and shall be held confidential as is required for Information.

         C. Notwithstanding the foregoing, there will be no obligation to protect any portion of any Information that is either: 1) made publicly available by the owner of the Information or lawfully disclosed by a nonparty to this Agreement; 2) lawfully obtained from any source other than the owner of the Information; 3) independently developed by personnel of the receiving party to whom Information had not been previously disclosed and not based on or derived from such Information; or 4) previously known to the receiving party without an obligation to keep it confidential. A party may also disclose all Information it is required or ordered to disclose by law, a court, or governmental agency, as long as the party that owns such Information has been notified of the required disclosure promptly after the disclosing party becomes aware of its requirement to disclose. The party required to disclose the Information shall take all lawful measures to avoid disclosing the Information called for until the party that owns the Information has had a reasonable time to seek and comply with a protective order issued by a court or governmental agency of competent jurisdiction that with respect to the Information otherwise required to be disclosed.

         D. The party's obligations to safeguard information shall survive the expiration or termination of this Agreement.

XXII.    RESOLUTION OF DISPUTES

         Except as otherwise stated in this Agreement, if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, the parties shall initially refer the disputed issue to individuals designated by the parties. If the issue is not resolved within 30 days, either party may petition the Commission for a resolution of the dispute, and/or pursue any other remedy available to it at law or in equity.

XXIII.   LIMITATION OF USE

         The parties agree that this Agreement shall not be proffered by either party in any jurisdiction as evidence of any concession or as a waiver of any position taken by the other party in that or any other jurisdiction or for any other purpose.

XXIV.    WAIVERS

         This Agreement may not be amended in any way except upon the written consent of the parties. No party shall be deemed to have waived any rights it has under the Agreement based on its prior decision not to enforce, or its failure to strictly enforce, any such rights. No amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement shall be effective unless the same is in writing and signed by an officer of the party against whom such amendment, waiver or consent is claimed.

XXV.     MISCELLANEOUS TERMS

         A. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to Georgia's conflict of law principles, and, where applicable, federal law, including the Communications Act of 1934, as amended by the Act.

         B. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be severed from the Agreement and the remainder of this Agreement shall remain valid and enforceable and shall continue in full force and effect; provided, however, that if any severed provisions of this Agreement are essential to any party's ability to continue to perform its material obligations hereunder to the reasonable satisfaction of the party to which the obligations are owed, the parties shall immediately begin negotiations of new provisions to replace the severed provisions.

         C.      INTENTIONALLY DELETED

         D.      INTENTIONALLY DELETED

         E. The parties are independent contractors and nothing herein shall be construed to imply that they are partners, joint venturers or agents of one another.

         F. Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

         G. Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide any person not a party or proper assignee or successor hereunder with any remedy, claim, liability, reimbursement, cause of action, or other privilege arising under or relating to this Agreement.

         H. Neither party shall publish or use any advertising, sales promotions or other publicity materials that use the other party's logo, trademarks or service marks without the prior written approval of the other party.

         I. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld; provided, that (i) the parties will permit the addition of wholly-owned Affiliates as parties hereto, and (ii) a party may assign its rights or delegate its obligations hereunder without the consent of the other party to a wholly-owned Affiliate if such Affiliate is, in the case of BellSouth, an authorized local exchange telephone carrier , or in the case of Carrier, a licensed provider of radio telecommunications services, and provided further that (a) the performance of any assignee shall be guaranteed by any such assignor and (b) a Carrier may also assign its rights or obligations to a controlling parent corporation without the consent of BellSouth

         J. Any liabilities or obligations of a party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

         K. Whenever any provision of this Agreement refers to a technical reference, technical publication, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) or such documents that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) or each document incorporated by reference in such a technical reference, technical publication, or publication of industry standards. Should there be an inconsistency between or among publications or standards, the parties shall mutually agree upon which requirement shall apply.

         L. The drafting of this Agreement was a collaborative effort between the parties. Accordingly, in connection with the interpretation for any reason of any provision of this Agreement, there shall be no inference drawn against the party that drafted such provision.

XXVI.    EXECUTION

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and which together shall constitute a single agreement. A facsimile copy of a party's execution of this Agreement shall be valid and binding upon the party and must be followed as soon as practicable thereafter by the original version of such execution.

XXVII.   NOTICES

         A. Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be either delivered in person or by overnight express service addressed to:

BELLSOUTH TELECOMMUNICATIONS, INC.                 CARRIER
675 W. Peachtree St. N.E.                          Powertel, Inc.
Suite 4300                                         1233 O.G. Skinner Drive
Atlanta, Georgia  30375                            West Point, Georgia 31833
Attn: Legal Dept. "Wireless" Attorney              Attn: Vice President &
                                                         General Counsel

         B. A party may change the designated representative and/or address for the receipt of notices by giving seven (7) days prior written notice to the other party. Any notice or other communication is deemed given when received.

XXVIII.   ENTIRE AGREEMENT

         This Agreement (including all attachments incorporated herein) constitutes the entire agreement of the parties with respect to the matters expressly set forth herein and supersedes any prior agreements, understanding, undertakings, or communications, oral or written, of the parties with respect to such matters.

BELLSOUTH TELECOMMUNICATIONS, INC.    POWERTEL, INC. ON BEHALF OF
                                                     ITSELF AND THE FOLLOWING
                                                     SUBSIDIARIES:
                                                     POWERTEL/BIRMINGHAM, INC.
                                                     A MISSOURI CORPORATION;
                                                     POWERTEL/JACKSONVILLE, INC.
                                                     A DELAWARE CORPORATION;
                                                     POWERTEL/MEMPHIS, INC.
                                                     A DELAWARE CORPORATION; AND
                                                     POWERTEL/ATLANTA, INC.
                                                     A DELAWARE CORPORATION.

By:  /s/ Jerry D. Hendrix             By:  /s/ Edward C. Horner
    --------------------------            ------------------------------
Its:                                  Its: Chief Operating Officer
   Jerry D. Hendrix                   Edward C. Horner
------------------------------        ----------------------------------
Name                                  Name
Date:   3/26/97                       Date:  April 1, 1997
     -------------------------             -----------------------------

                                 ATTACHMENT B-1

         A. Except as for those services for which no usage charges are applicable in BellSouth's tariffs, the rate that each party shall pay to the other for the transport and termination of Local Traffic shall be as follows, subject to the adjustment identified in paragraph C below:

                (1)     For Types 1, 2A, and 2A-CCS7

                        Interconnection:                    Alabama                           $.00671
                                                            Florida                           $.00576
                                                            Georgia                           $.00648
                                                            Kentucky                          $.00713
                                                            Louisiana                         $.005664
                                                            Mississippi                       $.01228
                                                            South Carolina                    $.01586
                                                            Tennessee                         $.00577

                (2)     For Types 2B and 2B-CCS7
                        Interconnection:                    Alabama                           $.0017
                                                            Florida                           $.002
                                                            Georgia                           $.0016
                                                            Kentucky                          $.002562
                                                            Louisiana                         $.001599
                                                            Mississippi                       $.00991
                                                            South Carolina                    $.01323
                                                            Tennessee                         $.0019

         B. With respect to amounts to be charged to BellSouth, the Type 2B and Type 2B-CCS7 rate above shall only apply to Local Traffic that BellSouth delivers to any Carrier's MSC via a direct trunk from a BellSouth end office
(a) to which Carrier has a Type 2B interconnection facility and (b) that serves the same BellSouth subscribers to which Carrier may terminate Local Traffic over such Type 2B interconnection facility; other Local Traffic subject to usage charges shall be billed to BellSouth at the Type 2A rate set forth above.

         C. The Type 1, Type 2A, and Type 2A-CCS7 rate set forth above includes $.0025 as an Interim LATA-wide Additive. This Interim LATA-wide Additive of $.0025 is subject to the adjustment described in Section V of the Agreement. When this adjustment is completed, the rates above for Type 1, Type 2A, and Type 2A-CCS7 interconnection shall be adjusted upward or downward to reflect the Final LATA-wide Additive determined pursuant to Section V.





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